UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2009

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” and Exhibits 4.1 and 4.2 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 13, 2009, Ventas Realty, Limited Partnership and Ventas Capital Corporation (collectively, the “Issuers”), both wholly owned subsidiaries of Ventas, Inc. (the “Company”), issued and sold $200.0 million aggregate principal amount of their 6 1/2% Senior Notes due 2016 (the “Notes”) in a registered public offering pursuant to a Registration Statement on Form S-3 (File No. 333-158424) filed under the Securities Act of 1933, as amended, which Registration Statement became automatically effective on April 6, 2009. The Notes were sold pursuant to an Underwriting Agreement dated April 7, 2009 among the Issuers, the Company, Ventas LP Realty, L.L.C. and the underwriters named therein. The Notes are substantially similar in all respects to the Issuers’ existing $200 million aggregate principal amount of 6 1/2% Senior Notes due 2016, except that the Notes were issued with original issue discount and, thus, are a separate series from, and have a different CUSIP number than, the existing notes.

The Notes mature on June 1, 2016. The Notes bear interest at a rate of 6.50% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2009. The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and certain of its direct and indirect subsidiaries until certain conditions are met.

The Notes are general unsecured obligations of the Issuers, the Company and the other guarantors, ranking equal in right of payment with all of such entities’ existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities’ existing and future subordinated indebtedness. However, the Notes will be effectively subordinated to all secured borrowings to the extent of the assets securing those obligations. The Notes will also be structurally subordinated to the indebtedness and other obligations of the Company’s subsidiaries that are not guarantors with respect to the assets of those entities.

The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the sale of its common stock, to fund the Company’s cash tender offers with respect to the outstanding 6 3/ 4% Senior Notes due 2010, 9% Senior Notes due 2012, 6 5/8% Senior Notes due 2014 and 7 1/8% Senior Notes due 2015 issued by the Issuers. The Company expects to use the excess net proceeds to repay indebtedness outstanding under its unsecured revolving credit facilities and for working capital and other general corporate purposes, including to fund future acquisitions or investments, if any.

The terms of the Notes, summarized below, are governed by the Indenture dated as of September 19, 2006 (the “Base Indenture”), as amended by the Second Supplemental Indenture dated as of April 13, 2009 (the “Second Supplemental Indenture”), among the Issuers, the

Company and the other guarantors named therein, and U.S. Bank National Association, as trustee. The Base Indenture, as so amended (the “Indenture”), contains certain covenants that limit the Issuers’ ability and the ability of the Company and its Restricted Subsidiaries (as defined therein) to, among other things: incur debt; incur secured debt; make certain dividend payments, distributions and investments; enter into certain transactions, including transactions with affiliates; restrict dividends or other payments from subsidiaries; merge, consolidate or transfer all or substantially all of their respective assets; and sell assets. Upon the occurrence of certain types of changes of control, the Indenture requires the Issuers to make an offer to purchase the Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date, unless certain conditions are met.

The Issuers may redeem the Notes, in whole at any time or in part from time to time, (i) prior to June 1, 2011, at a redemption price equal to 100% of the principal amount thereof plus a make-whole premium, (ii) during the twelve-month periods beginning on June 1 of the years 2011, 2012 and 2013, at redemption prices equal to 103.250%, 102.167% and 101.083%, respectively, of the principal amount thereof, and (iii) on and after June 1, 2014, at a redemption price equal to 100% of the principal amount thereof, in each case, plus any accrued and unpaid interest to the redemption date. In addition, the Issuers may redeem up to 35% of the original principal amount of the Notes before June 1, 2009 with net cash proceeds from certain equity offerings at a redemption price of 106.500% of the principal amount of the Notes to be so redeemed, plus any accrued and unpaid interest to the redemption date.

The Indenture contains certain customary events of default, including without limitation failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases will automatically cause the acceleration of, the amounts due under the Notes.

U.S. Bank National Association, the trustee under the Indenture, is also the trustee under the indenture relating to the Issuers’ existing 6 1/2% Senior Notes due 2016 and each of the indentures relating to the Issuers’ 8 3/4% Senior Notes due 2009, 6 3/4% Senior Notes due 2010, 9% Senior Notes due 2012, 6 5/ 8% Senior Notes due 2014, 7 1/8% Senior Notes due 2015 and 6 3/4% Senior Notes due 2017.

The foregoing description of the Notes and the Indenture is qualified by reference in its entirety to the Base Indenture and Second Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit Number	Description
4.1	Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

4.2	Second Supplemental Indenture dated as of April 13, 2009 by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: April 14, 2009	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

4.2	Second Supplemental Indenture dated as of April 13, 2009 by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.